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                                                                  EXHIBIT 10.56

                           CONVERTIBLE LOAN AGREEMENT

         This Agreement dated as of July 10, 1996, is among Modex Therapeutiques SA, a Swiss corporation ("Modex") and CytoTherapeutics, Inc. ("CTI"), a Delaware corporation.

         CTI currently owns 6'500 shares of Modex common stock.

         Modex wishes to borrow from CTI, and CTI wishes to lend to Modex, a total amount of SFr. 3'600'000.--in the form of a convertible subordinated loan.

         Parties refer to Section 7 of the Statutes of Modex which provides for a conditional capital stock increase, in order to enable Modex to issue the necessary number of shares required in case of conversion of the hereunder defined loan, and of the loan agreed today with Societe Financiere Valoria SA, another shareholder of Modex.

         Parties agree as follows:

1.       Total Amount of Loan

         The total amount of the loan is of SFr. 3'600,000.--

2.       Delivery of the Funds by CTI

         2.1. CTI will immediately provide for a transfer to the bank account of Modex at Banque Cantonale Vaudoise no.-911.58 12 the amount of SFr. 1'200'000.--. Modex will acknowledge receipt of that amount and acknowledge owing SFr. 1'200'000.--to CTI, with reference to the present Agreement.

         2.2. On the second anniversary of the present Agreement, a similar transfer of the amount of SFr. 1'400'000.-- will be made by CTI, provided that on or before such second anniversary Modex has achieved one of the following milestones (1) anemia: the earlier of (a) delivery for at least 90 days of 300 units per day of EPO in a large animal model or functional evidence of a therapeutic benefit of EPO in large animal model or (b) commencement of a Phase I clinical trial in humans or (2) diabetes: large animal off insulin for 90 days or (3) obesity: the earlier of (a) FaFa rat returned to normal body weight or
                  (b) demonstrated weight loss in large animal model or in humans. Modex will acknowledge receipt of that amount similarly.



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3.       Repayment of Loan by Modex

         All unpaid principal shall be due and payable on the earlier to occur of the tenth anniversary of the CTI/LOC Option Agreement or the closing of an underwritten public offering of Modex common stock (such date is referred to as "Due Date").

         Reservation is made for provisions of Section 6.2 hereunder.

4.       Prepayment

         Modex may not prepay any portion of the principal sum prior to the Due Date, unless authorized to do so in writing by CTI.

5.       Interest

         No interest shall be due on the principal.

6.       Subordination

         6.1.     Principle

                  In the event of any receivership, insolvency or bankruptcy proceedings instituted by or against Modex, or execution sale of any of the assets of Modex, or proceedings, whether or not judicial, for dissolution or liquidation of Modex, or any distribution or division, partial ro complete, of all or any part of the assets of Modex, the claim derived from this loan agreement and that of other loans similarly subordinated will be subordinated to the payment in full of all third party claims (classes 1 - 5 according to Article 219 of Swiss Bankruptcy Law).

         6.2.     Possibility of Conditional Waiver

                  Furthermore, before any receivership, insolvency or bankruptcy proceedings, in the event that excessive debt of Modex would require steps to be taken according to Article 725 of the Swiss Code of Obligations, CTI will accept, unless it exercises its conversion option according to Section 7 hereunder, to draft an agreement, together with the holders of other subordinated loans, according to which its claim against Modex would be conditionally waived, i.e. until the balance sheet of Modex would show again that the assets cover all loans.

7.       Conversion

         7.1.     Conversion at the Option of CTI

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                  At the option of CTI, all or part (corresponding to the
                  conversion of any possible number of shares) of the unpaid principal then outstanding may be converted into shares of common stock of Modex, at any time starting from the day after the first payment according to Section 2.1 until Due Date, providing that CTI gives a thirty day notice in writing

         7.2.     Conversion Price

                  Subject to adjustment as provided in Sections 7.3 and 7.7 below, the price per share of common stock into which the part of outstanding loan shall be converted is SFr. 1'400.--. However, in the event that Modex has failed to complete one at least of the milestones set forth in Section 2.2 here above by midnight, on the second anniversary of this Agreement, then the initial conversion price, still subject to adjustments as set forth below, shall be deemed to be SFr. 480.- per share. Upon such conversion, the amount of outstanding principal so converted shall be deemed paid and no longer outstanding hereunder.

         7.3.     Adjustments to Conversion Price

                  In the event the outstanding shares of common stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of common stock, the conversion price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In the event the outstanding shares of common stock shall be subdivided (by stock split, by stock dividend or otherwise) into a greater number of shares of common stock, the conversion price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.

         7.4.     Conversion Modalities

                  CTI will notify Modex in writing, with the thirty day notice mentioned at Section 7.1, its will to exercise the option to convert, specifying the number of shares converted and the amount of the loan paid, and the day of the conversion. Such notice will refer to Section 7 of the Statutes of Modex related to the conditional increase of capital.

                  No later than the day of conversion, CTI will serve a formal declaration of compensation to Banque Cantonale Vaudoise (Article 653 e) al.2 of the Swiss Code of Obligations).

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         7.5.     Dividend

                  Modex shares obtained through conversion will give the right to receive all dividends payable with respect to such shares by Modex following such conversion.

         7.6.     Stamp duty

                  The stamp duty levied by the capital increase will be paid by Modex.

         7.7.     Conversion at the Option Market

                  At the option of Modex, all or part (corresponding to the conversion of any possible number of shares) of the unpaid principal then outstanding may be converted into shares of common stock of Modex on (i) the closing of an underwritten public offering of the common stock of Modex or (ii) the Due Date. The conversion price shall be as provided in Section 7.2 above, and shall be subject to the adjustments provided in
                  Section 7.3. Conversion at the closing of a such public offering shall be automatic. Conversion on the Due Date shall occur if Modex shall have so notified CTI at least 30 days prior to Due Date. Such notice shall refer to Article 7 of the Statutes of Modex related to the conditional increase of capital. No later than one day of any conversion under this
                  Section 7.8, CTI will serve a formal declaration of compensation to Banque Cantonale Vaudoise (Art. 653 e) lit. b of Swiss Code of Obligations).

8.       Attorney's Fees

         If the principle is not paid in full when due, Modex hereby agrees to pay to CTI, in addition to such amount owed to pursuant to the loan, all costs and expenses of collection, including a reasonable sum for attorneys fees.

9.       Course of Dealing

         No course of dealing between Modex and CTI shall operate as a waiver of any of CTI's rights according to the loan. No delay or omission on the part of CTI, in exercising any right according to the loan, shall operate as a waiver of such right. No amendment or waiver hereof shall be binding unless it is in writing and signed by CTI.

10.      Governing Law

         This Agreement shall be governed by and construed in accordance with the internal laws of Switzerland.

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11.      Dispute Resolution

         All disputes, differences, controversies or claims arising in connection with, or questions occurring under, this Agreement shall be settled as provided in Exhibit A.

Modex Therapeutiques S.A.                       CytoTherapeutics, Inc.

By /s/ Patrick Aebischer                        By /s/ John S. Swen
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Title:   President                              Title:  Vice President

By: /s/ Max Wilhelm                             By /s/ Seth A. Rudnick
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Title:                                          Title:  CEO




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